UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 16, 2024
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InfuSystem Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-35020 (Commission File Number)	20-3341405 (I.R.S. Employer Identification Number)

3851 West Hamlin Road Rochester Hills, Michigan 48309
(Address of principal executive offices) (Zip Code)

(248) 291-1210
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $.0001 per share	INFU	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 - Submission of Matters to a Vote of Security Holders

At the 2024 Annual Meeting of Stockholders of InfuSystem Holdings, Inc. (the "Company") held on May 16, 2024, the matters voted upon and the number of votes for, against or withheld, as well as the number of abstentions and broker non-votes as to such matters, were as stated below:

Proposal No. 1:

The Company's Board Nominees

	For	Withheld	Broker Non-Votes
Ralph Boyd	10,321,961	5,543,688	2,409,394
Richard DiIorio	12,564,229	3,301,420	2,409,394
Kenneth Eichenbaum	11,444,647	4,421,002	2,409,394
Paul Gendron	11,366,680	4,498,969	2,409,394
Beverly Huss	10,958,717	4,906,932	2,409,394
Carrie Lachance	12,443,248	3,422,401	2,409,394
Scott Shuda	9,810,697	6,054,952	2,409,394

All seven of the Company's Board nominees (Messrs. Boyd, DiIorio, Eichenbaum, Gendron and Shuda and Mss. Huss and Lachance) were elected to the Board.

Proposal No. 2:

The Company's stockholders approved, on a non-binding, advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's proxy statement as follows:

For	Against	Abstain	Broker Non-Votes
8,447,458	7,411,428	6,763	2,409,394

Proposal No. 3:

The Company's stockholders ratified the appointment of Deloitte & Touche LLP as the Company's registered independent accounting firm for the fiscal year ending December 31, 2024 as follows:

For	Against	Abstain	Broker Non-Votes
16,164,598	1,930,216	180,229	0

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Barry Steele
Barry Steele
Chief Financial Officer

Dated: May 17, 2023